U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: January 23, 2007


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


   British Columbia, Canada                 0-50367                98-359306
 ____________________________        _____________________      ________________
 (State or other jurisdiction        (Commission file no.)       (IRS employer
      of Incorporation)                                         Identification)


                              1307 Venables Street
                  Vancouver, British Columbia, Canada, V5L 2G1
                  ____________________________________________
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS

         HT Naturals, a division of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), entered into an agreement with the Starbucks Coffee Company as an alliance for the "My Starbucks" T-Shirt program.

         The Company and Starbucks, a premier purveyor of the finest coffee in the world with more than 12,000 Starbucks-operated and licensed stores in the US as well as availability in 38 countries, have formed an alliance with the intent to launch a national consumer promotional program, the "My Starbucks" T-shirt program. The program is designed to further elevate the Starbucks consumer customization experience highlighting Starbucks commitment to innovation as well as customer individuality and personalization in beverage choices. Designed to be a fun and inspirational program, the "My Starbucks" program looks to spotlight their many beverage options consumers can choose from by customizing their drinks with simple changes.

         Starbucks is collaborating with top designer, Mychael Knight, from the hit reality TV show, PROJECT RUNWAY, to create a limited run of customizable one-of-a-kind T-shirts that will be modified with his design allowing individual consumers to wear their favorite Starbucks(R) drink on their shirt. Starbucks chose HT Naturals to provide their 100% certified organic cotton blend T-shirts used in the program. Recognizing the expert craftsmanship of their sustainable clothing products and HT Naturals overwhelming passion and commitment to environmental and sustainable responsibility while also adhering to a triple bottom line theory of doing business (meeting social, economic and environmental concerns) also represented the perfect mission oriented alliance with the Starbucks brand.

         When the program officially launches there will be a limited quantity of T-shirts made available for customization in the United States obtainable only on www.starbucks.com. As part of a "sneak preview" Starbucks offered several celebrities and Hollywood influencers attending the Golden Globes (January 15, 2007) the chance to receive a customized T-shirt autographed by Mychael Knight; several celebrities and influencers donated their T-shirts to the Clothes Off Our Back Foundation for auction. The foundation is a 501c3 that was founded by actors Jane Kaczmarek and Bradley Whitford whose efforts, along with other members of the entertainment community, have helped improve the lives of children across the globe through charitable beneficiaries such as The Children's Defense Fund, Save the Children and UNICEF.

As at the date of this release, HT Naturals has received a commitment under purchase order for an aggregate of US $227,561.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NATURALLY ADVANCED TECHNOLOGIES, INC.


Date:  January 23, 2007            By: /s/ KEN BARKER
                                       _____________________________
                                           Ken Barker
                                           Chief Executive Officer


HT NATURALS, DESCRIPTION - NATURALLY ADVANCED TECHNOLOGIES INC. (OTCBB: NADVF), formerly Hemptown Clothing Inc., is a leading provider of sustainable, environmentally-friendly fibers and fabrics. The company's subsidiaries create a structure to produce alternative organic fabric products using hemp, bamboo, flax and other bast fibers to "replace cotton" generating significant environmental benefits. Hemptown Clothing and HT Naturals(TM) have proven the benefits of and desires for hemp-based products. Now the company is patenting CRAILAR(TM), a biotech enzyme fiber process that enables the cost-effective production of these quality and conservation-based textiles and composites. Therefore, management believes CRAILAR(TM) will significantly change production of fibers and composites. The company intends to license CRAILAR(TM) to partners in many industries including apparel; medical and hospitality textiles; upholstery; diversified industrials; and auto, marine and airplane parts.